SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 23, 2017 (May 19, 2017)

TRUETT-HURST, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-187164	46-1561499
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5610 Dry Creek Road, Healdsburg, CA 95448

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (707) 431-4423

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

At the 2016 Annual Meeting held on May 19, 2017 (the “2016 Annual Meeting”), the stockholders of the Truett-Hurst, Inc. (the “Company”) re-elected and elected Mr. Barrie Graham and Mr. Spencer Grimes, respectively, as Class I directors to serve until the 2019 annual meeting of stockholders and thereafter until his successor is duly elected and qualified. Messrs. Graham and Grimes were re-elected and elected, respectively, upon the recommendation of the Nominating and Governance Committee of the Board of Directors and the nomination of the Board of Directors.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting, the stockholders considered two proposals, each of which is described in more detail in the Company's definitive proxy statement for the 2016 Annual Meeting filed with the Securities and Exchange Commission on April 7, 2017. The matters voted upon at the 2016 Annual Meeting and the final results of the votes were as follows:

Proposal 1 – Re-election and election of Class I Directors:

The following Class I Directors were re-elected and elected, respectively, to hold office for a term expiring at the Company’s 2019 annual meeting of stockholders. The final voting results are set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-votes
Barrie Graham	2,066,776	39,255	1,381,141
Spencer Grimes	2,097,552	8,479	1,381,141

Proposal 2 - Ratification of Independent Registered Public Accounting Firm:

The appointment of BPM LLP, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017 was ratified. The final voting results are set forth below:

Votes For	Votes Against	Votes Abstain
3,481,952	3,698	1,522

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truett-Hurst, Inc.

By:	/s/ Phillip L. Hurst	Date: May 23, 2017
Phillip L. Hurst
President and Chief Executive Officer